UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This filing is being made to accommodate the incorporation by reference of the information contained herein into registration statement on Form S-3 (File No. 333-151292 of CONSOL Energy Inc. (“CONSOL Energy”) and existing and future registration statements of CONSOL Energy filed or to be filed by CONSOL Energy on Form S-8.

Item 8.01	Other Events.

CONSOL Energy is hereby filing the following information relating to the acquisition of the issued and outstanding common stock of Dominion Exploration & Production, Inc. and Dominion Reserves, Inc. and certain other assets pursuant to the Purchase and Sale Agreement by and between CONSOL Energy Holdings LLC VI, a wholly-owned subsidiary of CONSOL, and Dominion Resources, Inc., and its subsidiaries, Dominion Transmission, Inc. and Dominion Energy, Inc., dated as of March 14, 2010:

•	Consent of Netherland, Sewell & Associates, Inc., attached hereto as Exhibit 23.2;

•

Report of Netherland, Sewell & Associates, Inc. regarding reserves of Dominion Exploration & Production, Inc. and subsidiaries and the producing business of Dominion Transmission, Inc. as of December 31, 2009, attached hereto as Exhibit 99.2; and

•	Unaudited Pro Forma Condensed Combined Financial Statements, attached hereto as Exhibit 99.3.

On March 3, 2010, the court in the previously reported Yukon litigation (Yukon Pocahontas Coal Company, Buchanan Coal Company and Sayers-Pocahontas Coal Company action against Consolidation Coal Company (CCC), a wholly-owned subsidiary of CONSOL Energy, CONSOL Energy and other subsidiaries) delivered an opinion for partial summary judgment in favor of Yukon, holding that CCC had no legal right to dump or store waste water from its Buchanan No.1 mine into other mines where Yukon had coal and gas interests. The decision did not address any damages suffered by plaintiffs. CONSOL Energy believes that this decision is flawed in numerous respects and CCC has and continues to have the right to deposit mine water from Buchanan Mine into void spaces at nearby mines. CCC intends to file a motion for reconsideration, to try the case on the issue of damages, and, if appropriate and allowed, appeal the court’s decision on the plaintiffs’ motion for partial summary judgment to the Virginia Supreme Court. CCC and the other named CONSOL Energy defendants in the Yukon Action continue to deny all liability and intend to vigorously defend this action. If a temporary or permanent injunction were to be issued against CCC or if damages were awarded to plaintiffs, the result may be material to the financial position, results of operations and/or cash flows of CONSOL Energy.

On February 16, 2010, the Pennsylvania Department of Environmental Protection (DEP) in the previously reported Ryerson Park Dam litigation (Pennsylvania Department of Conservation and Natural Resources (“Commonwealth”) action against the Company) issued its interim report, concluding that the alleged damage was subsidence related. The Commonwealth and the Company now move into the next phase of the DEP proceeding, which is the damage phase, in which DEP will determine what amount and in what form the compensatory relief should be provided. Following completion of the next procedural phase before the DEP, either party can appeal the result to the Pennsylvania Environmental Hearing Board (“PEHB”), which will consider the case de novo, meaning without regard to the DEP’s decision, as to any finding of causation of damage and/or the amount of damages. Thereafter, either party may appeal the decision of the PEHB to the Pennsylvania Commonwealth Court, and then, as may be allowed, to the Pennsylvania Supreme Court. The Company believes it is not responsible for the damage to the dam and that numerous grounds exist upon which to attack the propriety of the claims. The Company intends to vigorously defend the case; however, it is reasonably possible that the ultimate liability in the future with respect to these claims may be material to the financial position, results of operations, or cash flows of CONSOL Energy.

As a result of market conditions, permitting issues, new regulatory requirements and resulting changes in mining plans, the reclamation liability associated with the Fola mining operations in West Virginia are expected to increase. Definitive reclamation plans are being developed to determine the impact of these changes in mining plans on both the reclamation plan and on the costs associated with this plan. Our initial belief is that because mining in some areas is anticipated to be curtailed earlier than originally anticipated coupled with permitting and regulatory issues, the quantity of material that will be required to reclaim the operation in its present state will be increased. Our preliminary estimates indicate that the reclamation liability could increase by $25 million to $75 million.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

Exhibit 23.2	Consent of Netherland, Sewell & Associates, Inc.

Exhibit 99.2	Report of Netherland, Sewell & Associates, Inc. regarding reserves of Dominion Exploration & Production, Inc. and subsidiaries and the producing business of Dominion Transmission, Inc. as of December 31, 2009.

Exhibit 99.3	Unaudited Pro Forma Condensed Combined Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. JEROME RICHEY
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief Legal Officer & Secretary

Dated: March 19, 2010

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 23.2	Consent of Netherland, Sewell & Associates, Inc.

Exhibit 99.2	Report of Netherland, Sewell & Associates, Inc. regarding reserves of Dominion Exploration & Production, Inc. and subsidiaries and the producing business of Dominion Transmission, Inc. as of December 31, 2009.

Exhibit 99.3	Unaudited Pro Forma Condensed Combined Financial Statements.